                                                                     EXHIBIT 4.4

PREPARED BY
AND WHEN RECORDED
RETURN TO:

Sidley Austin Brown & Wood
875 Third Avenue
New York, New York 10022
Attn: Robert L. Boyd, Esq.

                         MORTGAGE, ASSIGNMENT OF LEASES
                               AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, this "Mortgage"), is made as of the 12th
                                            --------
day of December, 2001, by VENTAS FINANCE I, LLC, a Delaware limited liability company, having an address c/o Ventas, Inc., 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642 ("Mortgagor"), to and for the benefit of MERRILL
                                  ---------
LYNCH MORTGAGE LENDING, INC., a Delaware corporation, having an address at c/o Merrill Lynch & Co., Four World Financial Center, 250 Vesey Street, North Tower, New York, New York 10080 (together with its successors and assigns, the "Mortgagee"). Capitalized terms used herein but not otherwise defined shall have
 ---------
the respective meanings assigned to such terms in the Loan Agreement (hereinafter defined).

                              W I T N E S S E T H:

         To secure the payment of a loan (the "Loan") in the original principal
                                               ----
sum of TWO HUNDRED TWENTY-FIVE MILLION AND 00/100 DOLLARS ($225,000,000), lawful money of the United States of America, being made from Mortgagee to Mortgagor on the date hereof pursuant to the terms and conditions of a certain Loan and Security Agreement, dated as of the date hereof (as amended, modified or restated, the "Loan Agreement"), between Mortgagor and Mortgagee, which Loan is
               --------------
evidenced by and is to be paid with interest according to a certain Promissory Note, dated as of the date hereof (as amended, modified, renewed or restated and together with any substitutes or replacements therefor, the "Note"), made by
                                                             ----
Mortgagor to Mortgagee and all other sums due hereunder, or otherwise due under the Loan Documents (as defined in the Loan Agreement) (the principal amount of the Loan, together with interest thereon and all sums due hereunder and under the Loan Agreement, the Note and the other Loan Documents being collectively called the "Debt"), and all of the agreements, covenants, conditions,
            ----
warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents (collectively, the "Obligations"),
                                                              -----------
Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned, warranted and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, warrant and hypothecate unto Mortgagee all of Mortgagor's right, title, interest and estate in and to the real property described on Exhibit A
             ---------
attached hereto (the "Premises") and the buildings, structures, fixtures,
                      --------
additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");
                                                    ------------

         TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):
                                            ------------------

                (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, courtesy and rights of courtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                (b) all machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"), including the proceeds of any sale or transfer of the
     ---------
foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Mortgaged Property is located (the "Uniform Commercial Code") superior in
                                           -----------------------
lien to the lien of this Mortgage;

                (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain or condemnation (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

                (d)     that certain Master Lease Agreement dated as of the date

hereof (as amended, modified or restated, the "Master Lease") between Mortgagor
                                               ------------
(successor-in-interest to Ventas Realty, Limited Partnership), as landlord, and Kindred Healthcare, Inc. and Kindred Healthcare Operating, Inc., collectively, as tenant ("Lessee"), and any and all right, title and
            ------
interest of Mortgagor in and to all other leases, tenancies, licenses, subleases, assignments and/or other rental or occupancy agreements (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (collectively, the "Leases") and all rents, rent
                                          ------
equivalents (including room revenues, if applicable), moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the
                                    -----
sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof;

                (f) the right, following an Event of Default, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property or any part thereof;

                (g) all accounts, escrows, reserves, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all books, records, plans, specifications, designs, drawings, permits, consents, licenses, franchises, management agreements, contracts, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

                (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor's obligations under the Loan Documents, including (without limitation) the Impositions and Insurance Reserve, the Replacement Reserve, the Debt Service Reserve, the Hazardous Materials Remediation Reserve, the Deferred Maintenance Reserve, the Loss Proceeds Account, the Central Account and the Sub-Accounts thereof (each as defined in the Cash Management Agreement, dated as of the date hereof (as amended or modified the "Cash Management
                                                         ---------------
Agreement"), by and between Mortgagor,
---------

Mortgagee, and First Union National Bank), and any other escrows or reserves set forth in the Loan Documents;

                (i) all accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Mortgagor now has or may hereafter acquire in the Mortgaged Property or any part thereof; and

                (j) all rights which Mortgagor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and disbursements) relating to the Mortgaged Property or any part thereof.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;

         PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

         AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

         1.     Payment of Debt and Incorporation of Covenants, Conditions and
                --------------------------------------------------------------
Agreements. Mortgagor shall pay the Debt at the time and in the manner provided
----------
in the Note, the Loan Agreement and this Mortgage. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements of Mortgagor contained in the Note, the Loan Agreement, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

         2.     Warranty of Title. Mortgagor warrants that Mortgagor has good,
                -----------------
marketable and insurable title to the Mortgaged Property and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses a fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Mortgagor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (i) Mortgagor's ability to pay in full in a timely manner its obligations, including, without limitation, the Debt, (ii) the use of the Mortgaged Property for the use currently being made thereof, (iii) the operation of the Mortgaged Property, or (iv) the value of the Mortgaged Property. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage, subject to the Permitted Encumbrances, and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

        3.      Insurance.  (a)  Mortgagor, at its sole cost and expense, shall
                ---------
maintain or cause to be maintained insurance with respect to the Mortgaged Property for the mutual benefit of Mortgagor and Mortgagee as required by
Section 5.4 of the Loan Agreement.

                (b) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Mortgagor
                                                 ----------------
shall give notice thereof to Mortgagee and to the insurance carrier as and to the extent required by Section 5.5 of the Loan Agreement. Subject to the terms of the Loan Agreement, Mortgagor shall promptly repair, replace or rebuild, or cause Lessee to promptly repair, replace or rebuild, the Mortgaged Property in accordance with, and all amounts paid with respect to such Insured Casualty under all insurance policies maintained by Mortgagor shall be governed by, the terms and conditions of Section 5.5 of the Loan Agreement. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and shall be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

        4.      Payment of Impositions and Other Charges. Subject to Mortgagor's
                ----------------------------------------
right to contest set forth in Section 5.3(B) of the Loan Agreement and the provisions of Section 5 below, and pursuant to the provisions of the Cash Management Agreement, Mortgagor shall cause to be paid all Impositions now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof as the same become due and payable. Subject to Mortgagor's contest rights set forth in Section 5.3(B) of the Loan Agreement, Mortgagor shall promptly pay, or cause to be promptly paid, all utility services provided to the Mortgaged Property. Subject to Mortgagor's contest rights set forth in Section 5.3(B) of the Loan Agreement, Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Impositions or other evidence of the payment of the Impositions prior to the date the same shall become delinquent (provided, however, that Mortgagor shall not be required to furnish such receipts or such other evidence for payment of Impositions in the event that such Impositions have been paid by Mortgagee pursuant to Section 5 hereof).

        5.      Impositions and Insurance Reserve.  Mortgagor shall make monthly
                ---------------------------------
deposits into the Impositions and Insurance Reserve of amounts sufficient to pay Impositions and Insurance Premiums in accordance with the terms of Section 6.3 of the Loan Agreement and the Cash Management Agreement.

        6.      Condemnation. (a) Mortgagor shall promptly after obtaining
                ------------
knowledge (as defined in the Loan Agreement) thereof give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Mortgaged Property or any portion thereof and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Subject to the terms of Section 6(b) below, Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt in accordance with the terms hereof. In accordance with the terms hereof, Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. Mortgagee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable; such application to be made without any Prepayment Consideration, provided that such payment is made within one hundred twenty
(120) days following the date of receipt of such condemnation award except that if an Event of Default has occurred and is continuing, then such application shall be subject to the Prepayment Consideration, if any, computed in accordance with the Note. If the Mortgaged Property is sold following an Event of Default, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

                (b) Notwithstanding the foregoing, Mortgagee shall not exercise the foregoing rights to apply any such award or payment in any condemnation or eminent domain proceeding to payment of the Debt and Mortgagor may prosecute any condemnation proceeding and settle or compromise and collect any claim involving an award and/or claim for damages of not more than the Restoration Threshold provided that: (i) in Mortgagee's reasonable judgment, such condemnation or taking does not and will not materially restrict access to the Mortgaged Property or otherwise have a Material Adverse Effect, and the Mortgaged Property remaining after such condemnation or taking is capable of being restored to an economically viable whole of the same type which existed prior to the condemnation or taking and in compliance with all applicable laws, (ii) Mortgagor applies, or causes to be applied, the proceeds of such award to any reconstruction or repair of the Mortgaged Property necessary as a result of such condemnation or taking, (iii) Mortgagor promptly commences and diligently prosecutes, or causes to be promptly commenced and diligently prosecuted, such reconstruction or repair to completion in accordance with all applicable laws,
(iv) at Mortgagee's request, such reconstruction or repair shall be performed under the supervision of an architect or engineer reasonably acceptable to Mortgagee and the plans and specifications for such work shall be subject to Mortgagee's reasonable approval and (v) each of the other conditions (as applicable) to release of insurance proceeds for restoration or repair of the Mortgaged Property under Section 5.5(B)-(F) of the Loan Agreement have been satisfied. Mortgagor authorizes Mortgagee to apply such awards, payments, proceeds or damages, after the deduction of Mortgagee's reasonable expenses incurred in the collection of such amounts, at Mortgagee's option, to restoration or repair of the Mortgaged Property or to payment of the sums secured by this Mortgage, whether or not then due, in the order determined by Mortgagee, with the balance, if any, to Mortgagor. In the event that Mortgagee shall apply any such awards, payments, proceeds or damages to the indebtedness secured hereby pursuant to the foregoing sentence, no Prepayment Consideration or other prepayment premium or penalty shall be due and payable under the Note in connection therewith. Subject to satisfaction of the conditions set forth in clauses (i) through (v) of this Section 6(b), Mortgagee shall not exercise Mortgagee's option to apply such awards or damages to payment of the sums secured by this Mortgage and Mortgagee shall make such awards or damages available to Mortgagor for restoration or repair of the Mortgaged Property upon the terms and subject to the conditions for release of insurance proceeds for restoration or repair of the Mortgaged Property under Sections 5.5(B)-(F) of the Loan Agreement. Any application of proceeds to principal shall not extend or postpone the due date of the monthly installments due hereunder, under the Note or under any of the Loan Documents or change the amount of such installments. Mortgagor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Mortgagee may reasonably require.

       7.     Maintenance of Mortgaged Property. Mortgagor shall cause the
              ----------------------------------
Mortgaged Property to be operated and maintained in all material respects in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. The Improvements and the Equipment shall not be removed or demolished in any material respect by Mortgagor and no Material Alterations shall be made thereto (except for normal replacement or disposal of the Equipment and except as otherwise expressly permitted in the Loan Agreement) without the consent of Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned. Mortgagor shall comply in all material respects with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof, in each case, as and to the extent required by the Loan Agreement.

       8.     Use of Mortgaged Property. Mortgagor shall not initiate, join in,
              --------------------------
acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property, which in any of the foregoing cases could reasonably be expected to result in a Material Adverse Effect. If under applicable zoning provisions the use of all or any material portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause such nonconforming use to be discontinued or abandoned, and will use reasonable efforts to enforce any rights Mortgagor has under the Master Lease not to permit Lessee to discontinue or abandon any such nonconforming use, in each case, except with the express written consent of Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned. Mortgagor shall not cause any waste on or to the Mortgaged Property or to any portion thereof and will use reasonable efforts to prevent Lessee from causing or suffering to occur any such waste. Mortgagor shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install on the Premises any underground storage tank or above-ground storage tank in violation of the Environmental Laws and will use reasonable efforts to enforce any rights Mortgagor has under the Master Lease to prevent Lessee from installing or permitting to be installed on the Premises any underground storage tank or any above-ground storage tank in violation of the Environmental Laws.

       9.     Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor
              --------------------------------------------------
acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Except as expressly permitted under this Mortgage, the Loan

Agreement or under the other Loan Documents, Mortgagor shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, lien or encumbrance (other than Permitted Encumbrances) (collectively, "Transfers") of
                                                                ---------
(i) all or any part of the Mortgaged Property or any interest of Mortgagor therein, or (ii) any direct or indirect beneficial ownership interest (in whole or in part) in Mortgagor, irrespective of the number of tiers of ownership, without the prior written consent of Mortgagee.

              (b) Notwithstanding the foregoing, Mortgagor may, without the consent of Mortgagee, (i) make immaterial transfers of portions of the Mortgaged Property to any federal, state or local government or any political subdivision thereof (collectively, "Governmental Authorities") for dedication or public use
                        ------------------------
(subject to the provisions of Section 6 hereof) and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone, cellular, cable, internet and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such transfer or conveyance set forth in the foregoing clauses (i) and (ii) shall have a Property Adverse Effect; provided, however, that Mortgagor shall give Mortgagee at least ten (10) days' prior written notice of any such transfer or conveyance describing same in reasonable detail and certifying that such transfer or conveyance satisfies the foregoing conditions. Upon the request of Mortgagor, and at Mortgagor's sole cost and expense, Mortgagee shall release its lien with respect to any portion of the Mortgaged Property that is transferred as provided in clause (i) above and subordinate this Mortgage to any transfer or conveyance permitted pursuant to clause (ii) above.

              (c) The occurrence of any Transfer in violation of Section 9(a) above shall constitute an Event of Default hereunder, whereupon Mortgagee at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, may declare the Debt immediately due and payable.

              (d) Mortgagee's consent to any Transfer of the Mortgaged Property or any interest in Mortgagor shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any attempted or purported Transfer of the Mortgaged Property or of any direct or indirect interest in Mortgagor, if made in contravention of this Section 9, shall be null and void and of no force and effect.

       10.    Taxes on Security; Documentary Stamps; Intangibles Tax. (a)
              -------------------------------------------------------
Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note, this Mortgage or the liens created or secured by the Loan Documents, other than income, franchise and doing business and other similar taxes imposed on Mortgagee. If there shall be enacted any law (i) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (ii) affecting any lien on the Mortgaged Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Mortgagee may declare all amounts owing under the Loan Documents to be immediately due and payable.

              (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Mortgagor shall indemnify and hold harmless Mortgagee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Mortgagor shall pay same within ten (10) days after demand of payment from Mortgagee and the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the Default Rate (as defined in the Note) from and after the eleventh (11/th/) day after demand until paid in full.

              (c) Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

       11.    No Credits on Account of the Debt. Mortgagor will not claim or
              ----------------------------------
demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

       12.    Performance of Other Agreements. Mortgagor shall duly and
              --------------------------------
punctually observe and perform in all material respects each and every material term, provision, condition, and covenant to be observed or performed by Mortgagor pursuant to the terms of any agreements or recorded instruments (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Mortgaged Property, and will not suffer or permit any default or event of default (after giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing, except to the extent that the failure to so perform or observe any agreements or instruments would not reasonably be expected to have a Property Adverse Effect. Mortgagor shall enforce the material terms, covenants and conditions contained in the Master Lease to be observed and performed by Lessee.

       13.    Further Acts; Secondary Market Transactions. (a) Mortgagor will,
              --------------------------------------------
at its sole cost and expense, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and, upon Mortgagor's failure to do so within five (5) Business Days after Mortgagee's request therefor, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure or the appointment of a receiver, Mortgagor will, at its sole cost and expense, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee pursuant to this Section.

              (b) Subject to the terms and conditions set forth in the Loan Agreement, Mortgagee shall have the right to engage in one or more Secondary Market Transactions and, in connection therewith, Mortgagee may transfer its obligations under this Mortgage, the Note, the Loan Agreement and the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Mortgagee shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest.

       14.    Recording of Mortgage, Etc. Upon the execution and delivery of
              ---------------------------
this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

       15.    Reporting Requirements. Mortgagor agrees to give prompt notice to
              ----------------------
Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

       16.    Intentionally Deleted.
              ---------------------

       17.    Remedies. Upon the occurrence and during the continuance of an
              --------
Event of Default, Mortgagee may, at Mortgagee's option, by Mortgagee itself, or otherwise, do any one or more of the following:

              (a)    Right to Perform Mortgagor's Covenants. If Mortgagor has
                     --------------------------------------
failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the Debt, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate (as defined in the Note).

              (b)    Right of Entry. Mortgagee may, prior or subsequent to the
                     --------------
institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including, without limitation, the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If Mortgagee elects to enter the Mortgaged Property as provided for herein, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Mortgagee pursuant to this subsection, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Mortgagee in managing the Mortgaged Property unless such loss is caused by the willful misconduct or gross negligence of Mortgagee, its agents, employees or officers, nor shall Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify, defend and hold harmless the Indemnified Parties (as defined in Section 23 below) from and against, any and all liability, claim, demand, loss, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) which may or might be suffered or incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, or by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease, in each case, as and to the extent provided under Section 23 below. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease, prior to the transfer of title to the Mortgaged Property to any Indemnified Party by foreclosure, deed-in-lieu thereof, exercise of power of sale or otherwise. Mortgagor hereby assents to, ratifies, and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this subsection.

              (c)    Right to Accelerate. Mortgagee may, without notice or
                     --------------------
demand, declare the entire unpaid balance of the Debt immediately due and payable.

              (d)    Foreclosure-Power of Sale. Mortgagee may from time to time
                     --------------------------
institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Mortgagee may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

              (e)    Rights Pertaining to Sales. Subject to the requirements of
                     ---------------------------
applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of Subsection (d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                     (i) Mortgagee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Debt shall have been paid in full.

                     (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                     (iii) After each sale, Mortgagee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Loan Agreement. Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Mortgagee's judgment, for the purposes as may be designated in such request.

                        (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection
                (e)(iii) above given by Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

                        (v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

                        (vi) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make a settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                        (vii) Upon any such sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

                (f)     Mortgagee's Judicial Remedies. Mortgagee may proceed by
                        -----------------------------
suit or suits, at law or in equity, to enforce the payment of the Debt, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

                (g)     Mortgagee's Right to Appointment of Receiver. Mortgagee,
                        --------------------------------------------
as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt and without notice to Mortgagor (other than as required by law), (ii) without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, (iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

                (h)     Mortgagee's Uniform Commercial Code Remedies.  Mortgagee
                        --------------------------------------------
may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located and in the state where Mortgagor is organized.

                (i)     Other Rights. Mortgagee (i) may surrender the insurance
                        ------------
policies owned by Mortgagor and maintained pursuant to the Loan Agreement or any part thereof, and upon receipt of the proceeds shall apply the unearned Insurance Premiums as a credit on the Debt, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such Insurance Premiums; (ii) may apply the Impositions and Insurance Reserve and/or any other Reserves held pursuant to this Mortgage or the other Loan Documents, and any other funds held by Mortgagee toward payment of the Debt; and
(iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

                (j)     Discontinuance of Remedies. If Mortgagee shall have
                        --------------------------
proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

                (k)     Remedies Cumulative. All rights, remedies, and recourses
                        -------------------
of Mortgagee granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at such time and in such order as Mortgagee may determine in its sole discretion; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive of any other right, power or remedy which Mortgagee may have against Mortgagor pursuant to this Mortgage, the Loan Agreement or the other Loan Documents, or otherwise available at law or in equity; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Debt; and (vi) in the event Mortgagee elects to bring suit on the Debt and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee's option.

                (l)     Election of Remedies. Mortgagee may release, regardless
                        --------------------
of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Debt. For payment of the Debt, Mortgagee may resort to any collateral securing the payment of the Debt in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

                (m)     Bankruptcy Acknowledgment. If the Mortgaged Property or
                        -------------------------
any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, or in the event of the filing of any voluntary or involuntary petition under the Bankruptcy Code by or against Mortgagor then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from any bankruptcy court or other appropriate court exercising jurisdiction over the bankruptcy case granting immediate relief from the automatic stay pursuant to ss. 362 of the Bankruptcy Code so as to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from any bankruptcy court prohibiting Mortgagor's use of all "cash collateral" (as defined under ss. 363 of the Bankruptcy Code). Mortgagor shall not assert or request any other party to assert, that the automatic stay under ss. 362 of the Bankruptcy Code operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Debt. Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to ss. 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt.

                (n)     Application of Proceeds. The proceeds from any sale,
                        -----------------------
lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property or the Impositions and Insurance Reserve or other Reserves under the Cash Management Agreement or sums received pursuant to Section 6 hereof, or proceeds from insurance which Mortgagee elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Mortgagee to the Debt in such order, priority and proportions as Mortgagee in its sole discretion shall determine.

                (o)     Cross-Collateralization. The mortgages and deeds of
                        -----------------------
trust (other than this Mortgage) listed on Exhibit B attached hereto and made a
                                           ---------
part hereof, as any of same may be amended, modified or supplemented from time to time, are collectively referred to for purposes of this Section 17(o) as the "Other Mortgages." This Mortgage, as it may be amended, modified or supplemented
 ---------------
from time to time, together with the Other Mortgages, are collectively referred to for purposes of this Section 17(o) as the "Mortgages." The Obligations are
                                              ---------
secured by, among other things, the Mortgages, which encumber real and personal property in certain other States, as more particularly described in each of the Mortgages. The Obligations may be accelerated as provided in the Loan Documents. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at its option, accelerate the Obligations and foreclose upon any one or more of the Mortgages or resort to any one or more of its other rights and remedies under any or all of the Mortgages and the other Loan Documents. Except as otherwise provided herein, all of the real and personal property conveyed and/or mortgaged by the Mortgages is security for the Obligations without allocation of any one or more of the parcels or portions thereof to any portion of the Obligations. Mortgagee may allocate the proceeds that it receives upon the exercise of its rights and remedies, including foreclosure, to payment of the Obligations as Mortgagee in its sole discretion may determine to be advisable pursuant to the terms of the Loan Documents. Mortgagee may proceed, at the same or different times, to foreclose the Mortgages or any one or more of them, by any proceedings appropriate in the state where any of the real property encumbered by one or more of the Mortgages lies, including private sale if permitted, and no event of enforcement taking place in any state, including without limiting the generality of the foregoing, any pending foreclosure, judgment or decree of foreclosure, foreclosure sale, rents received, possession taken, deficiency judgment or decrees, or judgment taken on the Obligations, shall in any way stay, preclude or bar enforcement of the Mortgages or any of them in any other state, and Mortgagee may pursue any or all of its remedies to the maximum extent permitted by applicable law pursuant to the terms of the Loan Documents until all of the Obligations and all other obligations now or hereafter secured by any or all of the Mortgages have been paid or discharged in full. Additionally, and without limitation of any other provision of this Mortgage, if this Mortgage is foreclosed and the Mortgaged Property (or any part thereof) is sold pursuant to foreclosure or other proceedings, and if the proceeds of such sale (after application of such proceeds as provided in this Mortgage and the other Loan Documents) are not sufficient to pay the total sum of the Obligations then outstanding and any other amounts provided for by applicable law (the "Balance Owed"), then, to the
                                                   ------------
extent permitted by law, the Obligations shall not be satisfied to the extent of the Balance Owed, but such Obligations shall continue in existence and continue to be evidenced and secured by the Loan Documents and the Mortgages. Subject to the requirements of applicable law, if Mortgagee shall acquire the Mortgaged Property as a result of any foreclosure or other sale (whether by bidding all or any portion of the Obligations or otherwise), the proceeds of such sale, to the extent permitted by law, shall not be deemed to include (and Mortgagor shall not be entitled to any benefit or credit on account of) proceeds of any subsequent sale of the Mortgaged Property by Mortgagee. Without limitation of any other provision hereof, Mortgagor further agrees that if any of the Other Mortgages are foreclosed and sale is made of any of the property subject to any Other Mortgages, and if the proceeds of such sale (after application of such proceeds as provided for herein and after deducting all accrued and general and special taxes and assessments) are not sufficient to pay the Obligations and any other amounts provided for by applicable law, then, to the extent permitted by law, the Obligations then outstanding shall not be satisfied to the extent of the Balance Owed, but such Obligations shall continue in existence and continue to be evidenced and secured by the Loan Documents and the Mortgages existing immediately prior to any such foreclosure, except such Mortgages foreclosed upon. No release of personal liability of any Person whatsoever and no release of any portion of the property now or hereafter subject to the lien of any of the Mortgages shall have any effect whatsoever by way of impairment or disturbance of the lien or priority of any other of the Mortgages or the unreleased properties encumbered by any of the Mortgages, to the extent permitted by law. Any foreclosure or other appropriate remedy brought in any of the states aforesaid may be brought and prosecuted as to any part of the security, wherever located, without regard to the fact that foreclosure proceedings or other remedies have or have not been instituted elsewhere on any other property subject to the lien of the Mortgages. Neither Mortgagor nor any Person claiming by, through or under Mortgagor shall have any right to marshal the assets, all such rights being hereby expressly waived as to Mortgagor and all Persons claiming by, through or under Mortgagor, including, without limitation, junior lienors. Each of Mortgagor and all endorsers, guarantors and sureties of the Obligations, hereby waives any and all rights arising because of payment or performance by Mortgagor of any Obligations
(a) against any Person by way of subrogation of the rights of Mortgagee or (b) against any Person obligated to pay or perform the Obligations or other obligations secured by the Other Mortgages by way of contribution, reimbursement or otherwise.

        18.     Security Agreement. This Mortgage is both a real property
                ------------------
mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this Section 18 the "Collateral"). Mortgagor hereby agrees to execute and
                        ----------
deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code as to all or any part of the Mortgaged Property which now or hereafter constitute "fixtures" under the Uniform Commercial Code. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after

Mortgagee's request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem reasonably necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest upon Mortgagor's failure to do so within ten (10) Business Days after request by Mortgagee, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as Mortgagor's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend Mortgagor's interests in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding affects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

        19.     Actions and Proceedings. Upon the occurrence and during the
                -----------------------
continuance of an Event of Default, Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

        20.     Waiver of Setoff and Counterclaim, Marshalling, Statute of
                ----------------------------------------------------------
Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this
------------------------------------------------
Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

                (b) Mortgagor hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Mortgaged Property in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein;
(ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; and (iii) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment. Mortgagee shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations.

          (c) To the extent permitted by applicable law, Mortgagee's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

     21.  Recovery of Sums Required to Be Paid. Mortgagee shall have the right
          ------------------------------------
from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

     22.  Handicapped Access. (a) Mortgagor agrees that the Mortgaged Property
          ------------------
shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws"), in each case unless
                                            -----------
and until the extent that non-compliance with Access Laws would not reasonably be expected to have a Property Adverse Effect.

          (b) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws but only to the extent that such complaints, proceedings or investigations, if adversely determined, could have a Material Adverse Effect.

     23.  Indemnification. In addition to the payment of expenses as required
          ---------------
elsewhere herein and in the other Loan Documents, Mortgagor agrees to indemnify, defend, protect, pay and hold Mortgagee, its successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents, and Affiliates of Mortgagee and such successors and assigns (collectively, the "Indemnified Parties") harmless from and against any and all
                    -------------------
liabilities, obligations, claims, damages, penalties, causes of action, out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and expenses) (collectively, the "Indemnified Claims"), imposed
                                                  ------------------
upon or incurred by or asserted against any Indemnified Party by reason of any of the following (to the extent that insurance proceeds paid to the applicable Indemnified Party on account of the following shall be inadequate): (i) ownership of the Mortgage or a lien upon the Mortgaged Property or any interest therein or receipt of any rents from the Premises; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (v) any failure of the Premises or the Improvements to comply with any applicable law, statute, code, ordinance, rule or regulation; (vi) any default by Mortgagor under this Mortgage, the Loan Agreement or any other Loan Documents; (vii) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents in accordance with their respective terms; (viii) any failure to act on the part of any Indemnified Party hereunder; (ix) any representation or warranty made in the Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (x) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (xi) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing, Mortgagor shall not be liable for any Indemnified Claims arising (A) from the gross negligence or willful misconduct of any Indemnified Party or (B) under clauses (i) - (v), clause (viii), clause (x) and/or clause (xi) above to the extent the facts, events or circumstances giving rise to such Indemnified Claim arise after the date that any Indemnified Party or third party takes title to the Mortgaged Property by foreclosure, deed-in-lieu thereof, the exercise of any power of sale or otherwise. Any amounts payable to an Indemnified Party by reason of the application of this Section 23 shall be secured by this Mortgage, shall become due and payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid. The obligations and liabilities of Mortgagor under this paragraph shall survive the termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

     24. Notices. Any notice, demand, statement, request or consent made
         -------
hereunder shall be in writing, addressed to the intended recipient at its address set forth in the Loan Agreement, and shall be made and deemed given in accordance with the terms of the Loan Agreement.

     25. Authority. (a) Mortgagor (and the undersigned representative of
         ---------
Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

     26. Waiver of Notice. Mortgagor shall not be entitled to any notices of any
         ----------------
nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

     27. Remedies of Mortgagor. In the event that a claim or adjudication is
         ---------------------
made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

     28. Sole Discretion of Mortgagee. Whenever pursuant to this Mortgage or the
         ----------------------------
other Loan Documents, Mortgagee exercises any right given to it to consent, approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except in the case of all the foregoing provisions, as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Mortgagee obtaining confirmation by the Rating Agencies that the action or other matter subject to Mortgagee's consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Mortgagee's consent be obtained.

     29. Non-Waiver. The failure of Mortgagee to insist upon strict performance
         ----------
of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     30. Liability. If Mortgagor consists of more than one person, the
         ---------
obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

     31. Inapplicable Provisions. If any term, covenant or condition of this
         -----------------------
Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

     32. Headings, Etc. The headings and captions of various Sections of this
         -------------
Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

     33. Counterparts. This Mortgage may be executed in any number of
         ------------
counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

     34. Definitions. Unless the context clearly indicates a contrary intent or
         -----------
unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all reasonable attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     35. Homestead. Mortgagor hereby waives and renounces all homestead and
         ---------
exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

     36. Assignments. Mortgagee shall have the right to assign or transfer its
         -----------
rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents. Mortgagee agrees to provide Mortgagor with notice of any such assignment, and in no event shall Mortgagor's monetary obligations hereunder and under the other Loan Documents be increased as a result of such assignment (except in accordance with Section 10.2 of the Loan Agreement); provided, however, that Mortgagor's consent shall not be required in connection with any such assignment and no delay or failure by Mortgagee to provide such notice shall limit the effectiveness of such assignment.

     37. Survival of Obligations; Survival of Warranties and Representations.
         -------------------------------------------------------------------
Each and all of the covenants, obligations, representations and warranties of Mortgagor shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee).

     38. Covenants Running with the Land. All covenants, conditions, warranties,
         -------------------------------
representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

     39. Governing Law; Jurisdiction. THIS MORTGAGE WAS NEGOTIATED IN THE STATE
         ---------------------------
OF NEW YORK AND WAS MADE BY MORTGAGOR AND ACCEPTED BY MORTGAGEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION, AND IN ALL RESPECTS INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED.

     40. Time of Essence. Time is of the essence as to all of the terms,
         ---------------
covenants and condition of this Mortgage and the other Loan Documents.

     41. No Third-Party Beneficiaries. The provisions of this Mortgage and the
         ----------------------------
other Loan Documents are for the benefit of Mortgagor and Mortgagee and shall not inure to the benefit of any third party (other than any successor or assignee of Mortgagee or permitted assignee of Mortgagor). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor including but not limited to any claims to any sums held in the Impositions and Insurance Reserve or any other Reserve.

     42. Relationship of Parties. The relationship of Mortgagee and Mortgagor is
         -----------------------
solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with the

Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that neither the Loan Documents nor any course of dealing between the parties creates any partnership or joint venture between Mortgagor and Mortgagee or any other person, nor does it provide for any shared appreciation rights or other equity participation interest.

     43. Successors and Assigns. This Mortgage shall be binding upon and inure
         ----------------------
to the benefit of the parties hereto and their respective successors and assigns, except that Mortgagor may not assign its rights or obligations hereunder except as expressly provided in Section 9 hereof or as permitted under the Loan Agreement.

     44. Investigations. Any and all representations, warranties, covenants and
         --------------
agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

     45. Assignment of Leases and Rents. (a) Mortgagor acknowledges and confirms
         ------------------------------
that it has executed and delivered to Mortgagee the Assignment of Leases intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases, Mortgagor hereby assigns to Mortgagee, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and in
Section 17 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the Assignment of the Leases and this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Leases, the terms of the Assignment of Leases shall control.

         (b) So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

     46. Waiver of Right to Trial by Jury. EACH OF MORTGAGOR AND MORTGAGEE
         --------------------------------
HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

        47.     Expenses and Attorneys' Fees. Mortgagor agrees to promptly pay
                ----------------------------
all reasonable fees, costs and expenses incurred by Mortgagee in connection with any matters contemplated by or arising out of this Mortgage and the other Loan Documents, including, without limitation, reasonable fees, costs and expenses (including reasonable attorneys' fees and fees of other professionals retained by Mortgagee) incurred in any action to enforce this Mortgage or the other Loan Documents or to collect any payments due from Mortgagor under this Mortgage, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Mortgage incurred in connection with a "workout" or in connection with any insolvency or bankruptcy proceedings with respect to Mortgagor, and all such fees, costs and expenses shall be part of the Obligations, payable on demand.

        48.     Amendments and Waivers. Except as otherwise provided herein, no
                ----------------------
amendment, modification, termination or waiver of any provision of this Mortgage, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

        49.     Servicer. Mortgagee shall have the right at any time throughout
                --------
the term of the Loan to designate or appoint one or more Servicers (as defined in the Loan Agreement) to administer this Mortgage and the other Loan Documents, and to change or replace any Servicer. All of Mortgagee's rights under this Mortgage and the other Loan Documents may be exercised by any such Servicer designated by Mortgagee. Any such Servicer shall be entitled to the benefit of all obligations of Mortgagor in favor of Mortgagee.

        50.     Intentionally Deleted.
                ---------------------

        51.     Limitation on Recourse.  The obligations of Mortgagor hereunder
                ----------------------
are subject to limitations on recourse as provided in Article XII of the Loan Agreement.

        52.     Satisfaction of Mortgage. Upon payment of the Debt in full or
                ------------------------
upon satisfaction of the conditions to release of the Mortgaged Property from the lien hereof in accordance with the terms of Section 11.4 of the Loan Agreement, Mortgagee, at Mortgagor's sole cost and upon Mortgagor's request, shall execute and deliver to Mortgagor a satisfaction or reconveyance of Mortgage, duly acknowledged and in recordable form, UCC-3 financing statements terminating any UCC-1 financing statements filed by Mortgagee relating to the Mortgaged Property, and such other documents or instruments as may be required to release the lien of the Loan Documents from the Mortgaged Property.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

                                        MORTGAGOR:
                                        ---------

                                        VENTAS FINANCE I, LLC,
                                        a Delaware limited liability company



                                        By:   /s/ T. Richard Riney
                                           ---------------------------------
                                              Name:  T. Richard Riney
                                              Title: Executive Vice President

STATE OF NEW YORK               )
                                 ss.:
COUNTY OF NEW YORK              )


On the 11 day of December, 2001, before me, Scott R. Bartos, Notary
Public, personally appeared T. Richard Riney, in his capacity as Executive Vice President of Ventas Finance I, LLC, a Delaware limited liability company, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me all that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


/s/ Scott R. Bartos
-------------------------------------------
Notary Public

Print Name: Scott R. Bartos
           --------------------------------

County of Residence: Hudson (NJ)
                    -----------------------

My commission expires:  2/22/02
                      ---------------------

[Notarial Seal]
Scott R. Bartos
Notary Public, State of New York
No. 01BA6037540
Qualified in New York County
Commission Expires Feb, 22, 2002